Exhibit 99.2

MEDIA CONTACT: Sophia Hong Lattice Semiconductor 503-268-8786 Sophia.Hong@latticesemi.com	INVESTOR CONTACT: Rick Muscha Lattice Semiconductor 408-826-6000 Rick.Muscha@latticesemi.com

Lattice Semiconductor Announces New Executive Leadership Team Appointments

FPGA industry veterans Lorenzo Flores, Nicole Singer, and Erhaan Shaikh bring deep experience driving strategic company growth

HILLSBORO, OR – Feb. 10, 2025 – Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, today announced multiple new executive leadership team members. Lorenzo Flores joined the company as Chief Financial Officer, Nicole Singer as Chief People Officer, and Erhaan Shaikh has been promoted to Senior Vice President of Worldwide Sales, effective immediately.

In addition, Tonya Stevens, who served as interim CFO since October 2024, is promoted to Lattice Chief Accounting Officer. Terese Kemble, who served as Chief People Officer since 2019, and Mark Nelson, Senior Vice President of Worldwide Sales since 2019, are retiring and will remain at the company for the next few weeks to support transitions. Nelson’s successor, Shaikh, has been with Lattice since 2020 and most recently served as Corporate Vice President, Worldwide Channel Sales.

“We are proud to add these strong new leaders and FPGA industry veterans to the Lattice executive team at this important inflection point in our journey, as we drive our next phase of growth,” said Ford Tamer, Chief Executive Officer, Lattice Semiconductor. “Lorenzo is an exceptional leader with a proven track record of driving transformational growth as the CFO of several industry leading companies throughout his career. Nicole brings a wealth of experience and a people-first leadership style that will be central to our ability to continue building and developing our world-class global workforce. Erhaan’s strong sales expertise and deep knowledge of our customers’ needs make him the ideal new leader of our Sales organization.”

Tamer continued, “On behalf of the entire Lattice team, I want to thank Terese and Mark for their leadership during a significant time of transformation for the company that created the strong foundation upon which we will deliver future growth. Additionally, I am grateful to Tonya for her strong leadership as interim CFO and look forward to continuing to work closely with her as she continues to lead and drive key financial initiatives in her new role.”

About Lorenzo Flores, Lattice CFO

Flores said, “I’m thrilled to join Lattice as its new CFO as the company sets its eyes on a new phase of growth. I look forward to working alongside Ford, Tonya, the entire finance organization, and all of Team Lattice to further the company’s leadership position and drive long-term shareholder returns.”

Stevens added, “Lorenzo is a great addition to Lattice and I look forward to working closely with him to further improve our financial position and execution fidelity as we take Lattice to the next level together.”

Flores has more than 30 years of technology industry and financial leadership experience driving all aspects of financial planning and operations, reporting, accounting, treasury, tax, M&A, government affairs, and investor relations. He has a proven track record of driving transformation and growth as CFO at Intel Foundry, Xilinx, and UXComm, and as Executive Vice Chairman for Kioxia, Inc. He also held a variety of other roles at Intel, and Cognizant Technology Solutions, amongst others, throughout his career. He has an MBA from UCLA Anderson School of Management, as well as bachelor’s degrees in civil engineering and management science from Massachusetts Institute of Technology (MIT).

About Nicole Singer, Lattice Chief People Officer

“Lattice is a company with a strong history of innovation and growing momentum in a lucrative market. I’m excited to work closely with the leadership team and all Lattice employees to build on the company’s strong foundation to create new growth opportunities that drive our future success,” said Singer.

Singer brings 30 years of human resources and technical leadership experience to her role, having led global human resources during transformational growth phases as Chief Human Resources Officer of SiFive, Senior Vice President of Worldwide Human Resources at Synaptics, and Vice President of Global Human Resources at Xilinx. Her expertise spans HR strategy, operations, and execution, in addition to her technical background in business applications. Singer holds an MBA and Master of Science degree in Management Information Systems (MIS) from Boston University and a bachelor’s degree in Sociology, with a minor in Psychology and Business, from George Washington University.

About Erhaan Shaikh, Lattice Senior Vice President of Worldwide Sales

Shaikh said, “I’m honored to be named SVP of Worldwide Sales for Lattice as we take the company to new heights. During my time at the company, I have been fortunate to learn from Mark and foster meaningful relationships with our extensive customer base. We have tremendous opportunities ahead for our product portfolio that is geared to our customers’ needs today and in the future, and I look forward to leading the sales team as we accelerate our growth.”

Shaikh has more than 35 years of technology industry experience spanning sales, marketing, and engineering. Since joining Lattice in 2020, his leadership has transformed the company’s worldwide distribution and channel strategy, pricing policy, and customer supply management, and helped deepen the company’s customer and partner relationships. Before joining Lattice, Shaikh was Senior Vice President, Sales and Marketing at Fungible (acquired by Microsoft). Prior to that, he spent 15 years at Intel/Altera in several sales engineering, regional, and business unit leadership roles, in addition to previous roles at Synplicity, Xilinx, and Wyle Electronics. Shaikh completed the Stanford-Intel Executive Accelerator Program at the Stanford Graduate School of Business; he also holds a Master of Engineering Management degree from Santa Clara University, and a Bachelor of Electrical Engineering degree from University of California, Davis.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, Facebook, YouTube, WeChat, or Weibo.

Forward-Looking Statements

Statements in this press release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements relating to growth, acceleration of growth, improvement of our financial position, lucrative markets, the Company’s leadership position, long-term shareholder returns, and product portfolio opportunities. A number of important factors could cause actual results to differ materially from our expectations and actual results are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

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